UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2021

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ
Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2021, Adial Pharmaceuticals, Inc. (“Adial”) closed the acquisition (the “Acquisition”) contemplated by that certain Equity Purchase Agreement, dated December 7, 2020, as amended, (the “Purchase Agreement”), by and among Adial, Purnovate, LLC (“Purnovate”), each of the members of Purnovate (the “Members”) and Robert D. Thompson, as representative of the Members.

About Purnovate

Purnovate is a drug development company with a platform focused on developing drug candidates for non-opioid pain reduction and other diseases and disorders potentially targeted with adenosine analogs that are selective, potent, stable, and soluble. Purines are a class of chemical structures that include adenosine, an important neurotransmitter. Purnovate uses innovative methods and technologies to enhance the drug properties of purines (“Purines” + “Innovate” = Purnovate). With its proprietary purification and solubilizing platform technologies it synthesizes and develops adenosine analogs to treat serious diseases and disorders with a focus on pain, cocaine addiction, infectious disease, inflammation, cancer, asthma, and diabetes. Purnovate’s platform technologies are believed to also offer opportunities to improve the characteristics of other classes of molecules outside of the adenosine chemistry space and maybe even outside the purine chemistry space. All drug candidates developed using Purnovate’s platform technologies are expected to be patently distinct new chemical entities (i.e., patentable compositions of matter). Purnovate operates a chemistry and analytics laboratory in its 4,175 square feet leased laboratory and office space. Purnovate has been synthesizing new adenosine analog chemical entities with promising potency, selectivity, stability, and solubility characteristics.

Dr. Thompson D. Thompson, Purnovate’s Chief Executive Officer who is continuing employment with Purnovate and joining Adial as its Vice President of Chemistry after the Acquisition, is a distinguished adenosine chemist that has been working in the field for over 35 years. He is an inventor on over 20 adenosine analog patents covering tens of thousands of novel molecules and has authored dozens of scientific publications.

Purnovate, was formed in 2019 by Dr. Thompson, William Stilley, Chief Executive Officer of Adial and a Member, Mikel Poulsen, a Member and consultant to Purnovate, and Cameron Black, a Member

Material Terms of the Acquisition

In exchange for Purnovate, Adial paid the Members an aggregate of $350,000 (the “Cash Consideration”) and issued to the Members an aggregate of 700,000 shares of Adial restricted common stock (the “Stock Consideration”), which issuance will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. In addition, Members will receive (i) development milestone payments in an aggregate amount of up to $2,100,000 for each compound developed, (ii) development milestone payments in an aggregate amount of up to $20,000,000 for each compound commercialized, and (iii) royalties of 3.0% of Net Sales (as such term is defined in the Purchase Agreement). The Stock Consideration has been placed into escrow to secure certain indemnification and other obligations of Purnovate and the Members in connection with the Acquisition.

The acquisition was effected by a merger (the “Merger”) of Purnovate into Purnovate, Inc., a Delaware corporation and wholly owned subsidiary of Adial, which will survive the Merger. In connection with the Merger, on January 20, 2021, Purnovate converted from a limited liability company to a corporation and on January 25, 2021, the parties entered into an Amendment to the Purchase Agreement (the “Amendment”) to provide for the mechanism of closing the Acquisition through a Merger.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and are qualified in their entirety by reference to the provisions of such Purchase Agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2020 and incorporated herein by reference. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the provisions of such Amendment, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Adial, Purnovate or either of their businesses, and should be read in conjunction with the disclosures in Adial’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on January 26, 2021, Adial completed the Acquisition of Purnovate pursuant to the Purchase Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in its entirety.

Pursuant to the Purchase Agreement, in connection with the Acquisition Mr. Stilley sold approximately a 28.7% interest in Purnovate for 201,109 shares of Adial common stock and Mr. Newman, through two entities he controls, together sold an aggregate 0.53% interest in Purnovate for 3,731 shares of Adial common stock, which shares have been placed in escrow as described in Item 1.01 above.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Stock Consideration was offered and sold to the Members on January 26, 2021 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Members represented that such Member was an “accredited investor,” as defined in Regulation D, and was acquiring the Stock Consideration for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Stock Consideration has not been registered under the Securities Act and the Stock Consideration may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of Adial.

Item 8.01. Other Events.

On January 26, 2021, Adial issued the press release attached hereto as Exhibit 99.1 announcing the closing of the transactions contemplated by the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Equity Purchase Agreement, dated December 7, 2020, by and among Adial Pharmaceuticals, Inc., Purnovate, LLC, the members of Purnovate, LLC and Robert D. Thompson, as member representative (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on December 10, 2020 (File No. 001-38323).

10.2

Amendment, dated January 25, 2021, by and among Adial Pharmaceuticals, Inc., Purnovate, Inc., a wholly owned subsidiary of Adial, PNV Conversion Corp. as successor-in interest to Purnovate, LLC, and Robert D. Thompson, as member representative, to the Equity Purchase Agreement, dated December 7, 2020.

99.1	Press Release, dated January 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2021	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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